UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

(408) 349-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting Results

On June 30, 2016, Yahoo! Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on the election of directors and the other proposals described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 23, 2016. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted on are set forth below.

1. Election of Directors. At the Annual Meeting, the shareholders elected each director nominee to the Company’s Board of Directors (the “Board”) by the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Tor R. Braham	639,762,607	18,054,740	12,557,986	119,239,370
Eric K. Brandt	613,293,946	41,952,791	15,128,596	119,239,370
David Filo	610,162,609	45,209,621	15,003,103	119,239,370
Catherine J. Friedman	602,041,829	53,142,454	15,191,049	119,239,370
Eddy W. Hartenstein	626,240,863	31,444,731	12,689,739	119,239,370
Richard S. Hill	618,462,864	39,169,373	12,743,096	119,239,370
Marissa A. Mayer	554,685,014	104,906,238	10,784,080	119,239,370
Thomas J. McInerney	622,631,891	32,597,082	15,146,360	119,239,370
Jane E. Shaw, Ph.D.	596,588,391	58,666,075	15,120,866	119,239,370
Jeffrey C. Smith	564,720,198	93,134,694	12,520,439	119,239,370
Maynard G. Webb, Jr.	595,940,508	59,327,370	15,107,454	119,239,370

2. Advisory Vote on Executive Compensation. The shareholders approved, on an advisory, non-binding basis, the Company’s executive compensation by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
534,055,672	119,377,355	16,942,305	119,239,370

3. Ratification of Independent Auditors. The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016 by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
764,010,624	10,024,518	15,579,560	0

All vote counts above have been rounded to the nearest whole share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
Name: Ronald S. Bell
Title: General Counsel and Secretary

Date: July 1, 2016